SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:
                         November 5, 1997


                  Southeast Acquisitions II, L.P.
      (Exact name of registrant as specified in its charter)


                             Delaware
                  (State or other jurisdiction of
                  incorporation or organization)

            0-17680                          23-2498841
   (Commission File Number)        (I.R.S. Employer Identification
                                               Number)

                     250 King of Prussia Road
                            Radnor, PA
             (Address of principal executive offices)

                               19087
                            (Zip Code)

                           610-964-7234
                  (Registrant's telephone number)

Item 1. Changes in Control of Registrant.

          At a Special Meeting of Partners on November 5, 1997, the limited partners approved by requisite vote a set of amendments to the Partnership Agreement which resulted in the following modifications to the Partnership Agreement, effective as of November 5, 1997:

          (i) the termination date of the Partnership was extended from December 31, 1998 to December 31, 2000;

          (ii) Southern Management Group, LLC, a Tennessee limited liability company, was substituted for Southeast Acquisitions, Inc., as the General Partner. Southern Management Group, LLC is located in Nashville, Tennessee, at the following address:

               Southern Management Group, LLC
               c/o Southeast Venture Corporation, Inc.
               301 South Perimeter Park Drive
               Suite 115
               Nashville, TN 37211

          (iii)Southern Management Group, LLC can act as a broker for the Partnership and earn commissions on sales of the Property up to a maximum of 10% which is the maximum commission which can be paid in total on any sale;

          (iv) Southern Management Group, LLC will be paid a management fee of $19,000 per annum;

          (v) Southern Management Group, LLC has been given the exclusive right to sell the Property and can sell 60% or more of the acreage held as of September 22, 1997 in a single transaction only if it receives consideration equal to or greater than the Acquisition Cost of the asset sold or if it receives the consent of a majority in interest of the Limited Partners.

          Southern Management Group, LLC is a Tennessee limited liability company whose members are Richard W. Sorenson, who owns a 51% interest in the company, and Southeast Venture Corporation, Inc., a Tennessee corporation which owns a 49% interest. Additional information regarding the new General Partner was provided in the Proxy Statement relating to the Notice of Special Meeting of the Limited Partners on November 5, 1997.

                            SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Southern   Management   Group,
                                   LLC, general partner

Date: November 18, 1997            By: /s/ Richard W. Sorenson
                                       Richard W. Sorenson
                                       President and Member